Exhibit 99.1

United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended September 30, 2016

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$3,610,473
Unrealized Gain (Loss) on Market Value of Futures	6,384,792
Dividend Income	3,963
Interest Income	16,462
ETF Transaction Fees	1,050
Total Income (Loss)	$10,016,740

Expenses
General Partner Management Fees	$32,740
Professional Fees	19,252
Brokerage Commissions	8,124
Non-interested Directors' Fees and Expenses	372
Prepaid Insurance Expense	330
NYMEX License Fee	818
SEC & FINRA Registration Expense	3,818
Total Expenses	65,454
Expense Waiver	(24,667)
Net Expenses	$40,787
Net Income (Loss)	$9,975,953

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 9/1/16	$63,427,240
Additions (100,000 Shares)	2,362,900
Withdrawals (250,000 Shares)	(6,443,741)
Net Income (Loss)	9,975,953

Net Asset Value End of Month	$69,322,352
Net Asset Value Per Share (2,500,000 Shares)	$27.73

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended September 30, 2016 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612